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     [LETTERHEAD FOR NAIL MCKINNEY PROFESSIONAL ASSOCIATION APPEARS HERE]


                                                                    EXHIBIT 23.2

August 25, 1997

Pontotoc BancShares Corp.
P.O. Box 29
Pontotoc, Mississippi 38863


We consent to the use of the audited financial statements for the years ended December 31, 1996 and 1995, together with our report thereon in Post-Effective Amendment No. 1 to the registration statement on Form S-4 of Pontotoc BancShares Corp.


Very truly yours,

/s/ JAMES RAY DAVIS, JR.

James Ray Davis, Jr.
Certified Public Accountant